Exhibit 99.1

NEWS RELEASE

Atmel Reports Third Quarter 2012 Financial Results

SAN JOSE, CA, November 1, 2012 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its third quarter ended September 30, 2012.

	GAAP			Non-GAAP
	Q3 2012	Q2 2012	Q3 2011	Q3 2012	Q2 2012	Q3 2011
Net revenue	$361.0	$368.2	$479.4	$361.0	$368.2	$479.4
Gross margin	43.1%	44.0%	50.1%	43.7%	44.6%	50.4%
Operating margin	7.6%	2.2%	29.2%	12.7%	11.7%	25.9%
Net income	$21.6	$0.8	$116.7	$43.0	$37.4	$124.0
Diluted EPS	$0.05	$0.00	$0.25	$0.10	$0.08	$0.26

(In millions, except earnings per diluted share and percentages)

Revenue for the third quarter of 2012 was $361.0 million, a 2% decrease compared to $368.2 million for the second quarter of 2012, and 25% lower compared to $479.4 million for the third quarter of 2011. GAAP net income totaled $21.6 million or $0.05 per diluted share for the third quarter of 2012. This compares to GAAP net income of $0.8 million or $0.00 per diluted share for the second quarter of 2012, which included $14.4 million of pre-tax charges primarily related to restructuring activities in Europe, and $116.7 million or $0.25 per diluted share for the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 totaled $43.0 million or $0.10 per diluted share, compared to non-GAAP net income of $37.4 million or $0.08 per diluted share in the second quarter of 2012, and non-GAAP net income of $124.0 million or $0.26 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP gross margin was 43.1% in the third quarter of 2012, as compared to 44.0% in the second quarter of 2012 and 50.1% in the third quarter of 2011. Non-GAAP gross margin was 43.7% in the third quarter of 2012 compared to 44.6% in the immediately preceding quarter and 50.4% in the third quarter of 2011.

“Our microcontroller business grew for the second consecutive quarter despite weaker global economic conditions,” said Steve Laub, Atmel's President and Chief Executive Officer. “We expect continued growth in our 32-bit microcontroller business and the launch of Windows 8, where we have a substantial number of design wins, will help drive our business for the remainder of the year and into 2013.”

Atmel Corporation | 1600 Technology Drive | San Jose CA 95110 | Phone (408) 441-0311 | Fax (408) 487-2600

Third quarter 2012 income from operations on a GAAP basis was $27.4 million or 7.6% of revenue, compared to $8.2 million or 2.2% of revenue for the second quarter of 2012 and $140.2 million or 29.2% of revenue for the third quarter of 2011. Third quarter 2012 income from operations included a $1.4 million credit to restructuring charges and $1.5 million in acquisition related charges, while second quarter 2012 income from operations included $14.4 million of restructuring charges and $2.0 million in acquisition related charges, and third quarter 2011 income from operations included a $33.4 million gain from the sale of our former corporate headquarters and $1.0 million in acquisition related charges.

Non-GAAP income from operations in the third quarter of 2012 was $45.8 million or 12.7% of revenue, compared to second quarter non-GAAP income from operations of $43.0 million or 11.7% of revenue, and third quarter 2011 non-GAAP income from operations of $124.2 million or 25.9% of revenue.

Provision for income taxes, on a GAAP basis, totaled $5.9 million for the third quarter of 2012. This compares to a provision for income taxes of $3.7 million for the second quarter of 2012 and a provision for income taxes of $23.2 million for the third quarter of 2011. Non-GAAP provision for income taxes for the third quarter of 2012 was $2.9 million compared to $1.8 million for the second quarter of 2012 and a non-GAAP provision for income taxes of $0.0 million for the third quarter of 2011.

Cash provided from operations totaled approximately $53.6 million for the third quarter of 2012, compared to $7.9 million for the second quarter of 2012 and $61.1 million for the third quarter of 2011. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $289.1 million at the end of the third quarter of 2012, an increase of $43.5 million from the immediately preceding quarter including the proceeds from the sale of the serial flash business and after spending $22.8 million during the quarter on stock repurchases.

Company Highlights

•	Introduced sensor hub microcontroller-based solution; initial design wins include the Samsung Galaxy Note II and Microsoft Surface tablet

•	Launched new SAM4L family of ARM® Cortex™-M4 processor-based microcontrollers, the industry's lowest-power 32-bit devices

•	Announced new family of microcontroller-based RF transceivers designed specifically for the automotive and smart RF markets with industry's lowest power consumption

•	Sampling the SAM4SP32A, world's first ARM Cortex-M4 processor-based single-chip microcontroller for PRIME smart metering applications

•	Signed memorandum of understanding for development of PRIME-compliant smart metering solutions with Labelec SA (EDP)-a major European energy company

•	Released new family of 8-channel LED drivers for monitors and industrial LCD panel backlighting

•	maXTouch® selected by Microsoft for recently introduced Surface tablet

•	maXTouch certified for Windows 8 in over 20 different tablets and Ultrabooks including products from: Acer, ASUS, Dell, Fujitsu, HP, Lenovo, LG, Microsoft, Samsung, Sony and Toshiba

•	maXTouch powering touch for Android tablets including the 7" Amazon Kindle Fire HD, Samsung Galaxy Note 10.1, ZTE V96A and Parrot's ASTEROID in-car entertainment system

•	Recent maXTouch smartphone introductions include: Samsung's Galaxy SIII Mini and Galaxy Express, Motorola's DROID RAZR M, PHOTON Q 4G LTE, and RAZR V XT885,

and numerous handset wins from Kyocera, Sharp, and Chinese handsets from ZTE, Gionee Communication and Xiaomi

•	New maXTouch mXT3432S touchscreen controller is Windows 8 certified for displays up to 17.3” for Ultrabook and notebook markets

•	Expanded line-up of maXTouch automotive-qualified touchscreen controllers with new mXT143E and mXT223E for in-car control systems

Stock Repurchase
During the third quarter of 2012, Atmel repurchased 3.8 million shares of its common stock in the open market at an average price of $5.98 per share.

Non-GAAP Metrics
Non-GAAP net income excludes charges related to restructuring activities, acquisitions, gain or loss on sale of assets, credit from reserved grant income, stock-based compensation, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the third quarter 2012 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-758-4519. The conference ID number is 27423398 and participants are encouraged to initiate their calls 10 minutes prior to the 2:00 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the November 1, 2012 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access numbers are 1-800-585-8367 within the U.S. and 1-404-537-3406 for all other locations. The access code is 27423398.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

© 2012 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2012 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general economic conditions (including solvency issues affecting various European countries); the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and maXStylus products); ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; financial stability in foreign markets and the impact of foreign exchange rates; adverse changes in tax laws; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or volatility of our common stock; compliance with U.S. and international laws and regulations by us and our distributors; ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2011, filed on February 28, 2012, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Director, Investor Relations
(408) 437-2026

###

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net revenue	$360,990	$368,200	$479,375	$1,087,027	$1,419,444

Operating expenses
Cost of revenue	205,464	206,313	238,984	617,247	695,868
Research and development	59,966	66,392	64,160	192,647	191,984
Selling, general and administrative	68,036	70,990	68,467	208,881	209,593
Acquisition-related charges	1,530	1,956	1,019	5,442	3,069
Restructuring (credit) charges	(1,404)	14,354	—	12,950	21,210
Credit from reserved grant income	—	—	—	(10,689)	—
Gain on sale of assets	—	—	(33,428)	—	(35,310)
Total operating expenses	333,592	360,005	339,202	1,026,478	1,086,414
Income from operations	27,398	8,195	140,173	60,549	333,030

Interest and other (expense) income, net	153	(3,716)	(264)	(3,787)	918
Income before income taxes	27,551	4,479	139,909	56,762	333,948
Provision for income taxes	(5,915)	(3,725)	(23,203)	(13,985)	(51,819)
Net income	$21,636	$754	$116,706	$42,777	$282,129

Basic net income per share:
Net income per share	$0.05	$0.00	$0.25	$0.10	$0.62
Weighted-average shares used in basic net income per share calculations	430,845	433,616	457,721	434,894	456,992
Diluted net income per share:
Net income per share	$0.05	$0.00	$0.25	$0.10	$0.60
Weighted-average shares used in diluted net income per share calculations	433,295	436,851	466,862	438,232	467,040

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$287,006	$329,431
Short-term investments	2,136	3,079
Accounts receivable, net	248,173	212,929
Inventories	335,751	377,433
Prepaids and other current assets	85,163	116,929
Total current assets	958,229	1,039,801
Fixed assets, net	232,085	257,070
Goodwill	69,243	67,662
Intangible assets, net	13,782	20,594
Other assets	146,607	141,471
Total assets	$1,419,946	$1,526,598

Current liabilities
Trade accounts payable	92,394	76,445
Accrued and other liabilities	181,229	207,118
Deferred income on shipments to distributors	35,435	47,620
Total current liabilities	309,058	331,183
Other long-term liabilities	92,113	112,971
Total liabilities	401,171	444,154

Stockholders' equity	1,018,775	1,082,444
Total liabilities and stockholders' equity	$1,419,946	$1,526,598

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

GAAP gross margin	$155,526	$161,887	$240,391	$469,780	$723,576
Stock-based compensation expense	2,154	2,314	1,143	6,723	5,783
Non-GAAP gross margin	$157,680	$164,201	$241,534	$476,503	$729,359

GAAP research and development expense	$59,966	$66,392	$64,160	$192,647	$191,984
Stock-based compensation expense	(4,925)	(5,880)	(5,557)	(17,568)	(16,325)
Non-GAAP research and development expense	$55,041	$60,512	$58,603	$175,079	$175,659

GAAP selling, general and administrative expense	$68,036	$70,990	$68,467	$208,881	$209,593
Stock-based compensation expense	(11,150)	(10,288)	(9,758)	(31,747)	(27,496)
Non-GAAP selling, general and administrative expense	$56,886	$60,702	$58,709	$177,134	$182,097

GAAP income from operations	$27,398	$8,195	$140,173	$60,549	$333,030
Stock-based compensation expense	18,229	18,482	16,458	56,038	49,604
Acquisition-related charges	1,530	1,956	1,019	5,442	3,069
Restructuring (credit) charges	(1,404)	14,354	—	12,950	21,210
Credit from reserved grant income	—	—	—	(10,689)	—
Gain on sale of assets	—	—	(33,428)	—	(35,310)
Non-GAAP income from operations	$45,753	$42,987	$124,222	$124,290	$371,603

GAAP provision for income taxes	$(5,915)	$(3,725)	$(23,203)	$(13,985)	$(51,819)
Adjustments for cash tax and other tax settlements	(3,047)	(1,879)	(23,203)	(9,200)	(49,766)
Non-GAAP provision for income taxes	$(2,868)	$(1,846)	$—	$(4,785)	$(2,053)

GAAP net income	$21,636	$754	$116,706	$42,777	$282,129
Stock-based compensation expense	18,229	18,482	16,458	56,038	49,604
Acquisition-related charges	1,530	1,956	1,019	5,442	3,069
Restructuring (credit) charges	(1,404)	14,354	—	12,950	21,210
Credit from reserved grant income	—	—	—	(10,689)	—
Gain on sale of assets	—	—	(33,428)	—	(35,310)
Tax adjustments	3,047	1,879	23,203	9,200	49,766
Non-GAAP net income	$43,038	$37,425	$123,958	$115,718	$370,468

GAAP net income per share - diluted	$0.05	$0.00	$0.25	$0.10	$0.60
Stock based compensation expense	0.04	0.04	0.03	0.12	0.10
Acquisition-related charges	0.00	0.01	—	0.01	0.01
Restructuring (credit) charges	(0.00)	0.03	—	0.03	0.04
Credit from reserved grant income	—	—	—	(0.02)	—
Gain on sale of assets	—	—	(0.07)	—	(0.07)
Tax adjustments	0.01	—	0.05	0.02	0.10
Non-GAAP net income per share - diluted	$0.10	$0.08	$0.26	$0.26	$0.78

GAAP diluted shares	433,295	436,851	466,862	438,232	467,040
Adjusted dilutive stock awards - non-GAAP	11,034	5,102	9,586	11,840	8,501
Non-GAAP diluted shares	444,329	441,953	476,448	450,072	475,541

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes stock-based compensation expense related to performance-based restricted stock units for which Atmel recognizes stock-based compensation expense to the extent management believes it probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements and (2)

contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring (credit) charges.

Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision executed by the Greek government providing for a partial refund of an outstanding state grant previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Non-GAAP tax adjustment.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.